5-August-2026
LCI Industries (LCII)
Q2 2026 Earnings Call

CORPORATE PARTICIPANTS

John A. Sirpilla – Interim Chief Executive Officer & Director, LCI Industries
Lillian D. Etzkorn – Chief Financial Officer & Executive Vice President, LCI Industries

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OTHER PARTICIPANTS

Scott L. Stember – Analyst, ROTH Capital Partners LLC
Nathan Jones – Analyst, Stifel, Nicolaus & Co., Inc.
Joseph Altobello – Analyst, Raymond James & Associates, Inc.
Peter Lukas – Analyst, CJS Securities, Inc.
Tristan M. Thomas-Martin – Analyst, BMO Capital Markets
Alice Linn Wycklendt – Analyst, Robert W. Baird & Co., Inc.
Patrick Buckley – Analyst, Jefferies LLC

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MANAGEMENT DISCUSSION SECTION

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Operator: Hello, everyone, and welcome to joining us today for the LCI Industries Second Quarter 2026 Earnings Call. My name is Rob, and I'll be coordinating your call today.

Before we begin, I would like to remind you that certain statements made on today's call regarding LCI Industries and its operations may be considered forward-looking statements under the security laws and involve a number of risks and uncertainties. As a result, the company cautions you that there are a number of factors, many of which are beyond the company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements.

These factors are described in the company's earnings release, Form 10-K, and in other filings with the SEC. The company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date of the forward-looking statements are made except as required by law.

In addition, during today's conference call, management will refer to certain non-GAAP or adjusted financial measures. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are available in the company's earnings release and investor presentation, which have been posted on the Investor Relations section of the company's website and are also available on Form 8-K filed this morning with the SEC.

On the call from management today are Johnny Sirpilla, Interim Chief Executive Officer; Lillian Etzkorn, Chief Financial Officer; and Kip Emenhiser, VP of Finance and Treasurer. Later in the call, we will conduct a question-and-answer session. [Operator Instructions]

With that, it is my pleasure to turn the call over to Johnny Sirpilla.

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John A. Sirpilla
Interim Chief Executive Officer & Director, LCI Industries

Thank you, operator, and thank you everyone for joining us. This morning, Lillian and I will provide an overview of the business and share why we are energized about LCI's future. We delivered solid second quarter results with expanded profitability, despite continued soft outdoor recreation industry demand. Our 2026 performance has been driven, first and foremost, by our self-help initiatives.

Through disciplined operational efficiencies and strategic cost reduction actions, we structurally improved our cost base and expanded net margin, despite a challenging wholesale RV production environment and continued retail softness. Our disciplined cost management execution and increased product content per unit has fundamentally strengthened our earnings power and positioned us to generate higher returns throughout the cycle.

Although I have been in the Interim CEO role for only two months, I have served on LCI's board for more than seven years. My first priority when taking the CEO role was to spend time with our dedicated team members, supply chain partners, and valued customers. Those conversations have left me more impressed than ever by our team's commitment supplying outdoor recreation, transportation, and housing markets with a broad array of highly engineered quality products and related services at affordable prices.

I am energized by the opportunities ahead and by the appreciation expressed for the value LCI delivers every day across the dynamic markets we serve. It is an incredible honor to serve in my new capacity, working alongside trusted colleagues, while leading such an impressive organization. Having spent nearly three decades in this industry helping build a national retail brand after leading my own family's dealership business, I come to my new role as a builder, not just a caretaker.

My four proven yet simple guiding principles are curiosity, alignment, accountability, and gratitude. And I intend to apply each of those as we move through this transition. Less than two months ago, my first investor call for LCI was to announce the proposed merger with Patrick Industries. As we continue to spend time with Patrick's leadership team, our enthusiasm and confidence continues to build around the meaningful long-term value and opportunity the merger will unlock. We are excited about the compelling strategic and financial rationale for the proposed merger.

Together, we expect to create a broader, more innovative product platform, and cost effectively bring more products within reach of outdoor recreation consumers. But for the time being until the transaction closes, it remains business as usual at LCI. Ryan Smith and Jamie Schnur continue to lead our operating segments as Group Presidents. Our senior leadership team remains intact, and execution remains sharp.

Our talented innovation-minded teams remain squarely focused on our strategic priorities, maintaining a well-balanced portfolio, expanding across adjacent OEM markets, growing our aftermarket presence, considering accretive M&A opportunities, streamlining our operations and cost structure, partnering with our customers to deliver solutions, and accelerating content gains through new product innovation.

Our expanding product pipeline, combined with our engineering capabilities and deep customer relationships, provides a meaningful runway for continued content expansion. This collaborative innovative spirit has driven remarkable growth over the years, with currently an estimated $270 million annual revenue run rate from our top five innovations. Backed by the strength of our balance sheet and disciplined capital allocation, our strategic focus and operational execution will propel our drive to enhance shareholder value.

In Aftermarket, the large installed base of Lippert content already in the field creates a durable growth platform and strengthens our connection with customers throughout the product lifestyle through our network of dealer partners, technical care teams, factory service centers, and mobile service capabilities. Our diversification strategy to add and build the Aftermarket segment and other OEM markets adjacent to RV has enabled us to profitably grow our business with higher margin offerings and mitigate the cyclicality of the RV industry.

As part of our commitment to helping customers navigate the impact of rising prices, our finance and procurement teams move quickly to identify, document, and file eligible claims early in the IEEPA tariff refund process. Their efforts will enable us to return nearly $90 million in tariff refunds directly to our customers, providing meaningful support to their businesses and to the broader industry. We took this responsibility seriously and made the deliberate decision to manage this effort internally rather than rely on third-party recovery firms that often charge large contingency fees on the amounts recovered.

While this represented a significant undertaking for our team, they executed with exceptional discipline and expertise, maximizing the value returned to our customers. I want to personally thank our finance and procurement teams for their unwavering commitment and outstanding execution. Their work reflects our culture of partnership and our dedication to serving the markets in which we operate. While these refunds have a minimal impact on our P&L, given their pass-through nature, they represent something more important.

We made a commitment to our customers that we would work diligently to mitigate the impact of tariff-related price increases wherever possible, and we have honored that commitment. I want to thank all of our team members, not only for their focus, resilience, and commitment during this transition, but also for the overwhelming warm welcome they've extended to me. Their execution and partnership is the foundation of our performance and gives me great confidence in LCI's future.

I'll now hand it over to Lillian to walk us through the quarterly results and our updated outlook for the full year.

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Lillian D. Etzkorn
Chief Financial Officer & Executive Vice President, LCI Industries

Thank you, Johnny, and thanks, everyone, for being with us. We continue to execute well across the business in the second quarter, delivering improved profitability despite persistent softness in outdoor recreation demand. This performance reflects the strength of the platform we have built, the hard work of our talented team, and disciplined execution against our self-help initiatives, including operational efficiencies, strategic cost reductions, and increased product content per unit.

Together, these actions have structurally improved our cost base, expanded margins, and strengthened our earnings power across the cycle. As Johnny noted, it remains business as usual, and our team is squarely focused on advancing these priorities and driving shareholder value.

With that, I'll walk through the key financial results and operating metrics for the quarter. For the second quarter of 2026 and speaking on an adjusted basis, our consolidated net sales were down 4% to $1.1 billion. OEM net sales declined 10%, while Aftermarket net sales grew 11%. In the context of towable RV wholesale units being down 20% in the quarter, we are pleased with the resilience in our sales.

Starting on the OEM side, our revenue performance reflects a decrease in North American travel trailer and fifth-wheel shipments, as well as an increase in RV sales mix towards lower content single axle trailers. Favorably offsetting factors include targeted commercial actions to address higher input costs and adjustments tied to select commodity indices and content gains from recent product innovations. Top line adjustments relate to tariff refunds passed through to customers. And in the earnings slide deck, in an effort to further enhance transparency, we've included a full income statement reconciliation for this quarter's adjustments.

Innovation remains a key driver of LCI's growth and customer value proposition. Despite the reduced mix of fifth-wheel units, we saw an 11% year-over-year increase to $5,831 of content per unit. This was supported by strong adoption of recent product launches that are now generating more than $270 million in normalized annual revenues.

Content per motorized unit increased 2% to $3,852. We expect approximately $140 million of additional annualized revenue from new product placements during the 2027 model change. Combined with our advanced manufacturing capabilities and expertise in mission-critical components, the innovation pipeline continues to deepen customer relationships and expand LCI's content across leading brands.

Turning to our Aftermarket business. The 11% year-over-year growth in adjusted net sales was driven by targeted commercial actions to address higher input costs and adjustments tied to select commodity indices, sales from acquired businesses, and new customer volumes in the automotive aftermarket. This increase also reflects the resilience of our installed base and continued execution across the business.

More than $15 billion of replaceable LCI content has entered the RV market over the past decade, supporting a growing service opportunity as approximately 1.5 million units move into repair cycles over the next several years. We are expanding our reach through a 400-plus member care and technical organization, new dealer-based retail concepts, factory and mobile service offerings, and added distribution capacity. We continue to see repair and replacement demand as RV ownership and used unit acquisitions have increased over recent quarters, and this should serve as a tailwind moving forward.

From a profitability standpoint, we saw significant improvements during the quarter, and the team is continuing to drive our self-help initiatives. Our consolidated operating profit of $99 million on an adjusted basis was up 8% over the prior year and reflects a 9.3% adjusted operating profit margin, which is up 110 basis points.

On the OEM side, our adjusted margin expanded a full percentage point to 7.5%, reflecting disciplined execution across cost improvement initiatives, including materials sourcing strategies, along with targeted commercial actions to address higher input costs, and adjustments tied to select commodity indices. These gains were partially offset by tariff-related material costs, higher steel, aluminum and fuel costs, and lower fixed cost absorption.

Aftermarket adjusted operating profit margin was a very solid 14%, up another 30 basis points over the past year, reflecting disciplined cost management and continued execution of material sourcing strategies, supported by targeted commercial actions to address higher input costs. These gains were partially offset by tariff-related material costs and higher commodity, fuel, and capacity-related costs.

Our adjusted EBITDA grew 7% year-over-year, coming in at $129 million and reflecting a margin of 12.2%, up from 11% a year earlier. GAAP net income increased 16% to $67 million, with diluted GAAP EPS of $2.75, up significant from the prior-year period of $2.29. On an adjusted basis, diluted EPS of $2.70 was up from $2.39, which is a 13% year-over-year increase.

Turning to our balance sheet. We continue to operate from a position of strength with cash and cash equivalents of $217 million as of June 30, plus $595 million of availability under revolver, bringing total liquidity to $812 million. Following the payoff of our 2026 convertible notes in May, our outstanding net debt balance was $636 million at the end of the quarter, and our net debt to adjusted EBITDA ratio stood at just 1.5 times, significantly improved from 1.8 times at the start of the year and at the conservative end of our targeted range of 1.5 to 2 times.

We remain both balanced and disciplined in terms of capital allocation. During the second quarter, our capital expenditures were $19 million. We also paid $28 million in dividends during the second quarter, maintaining our payout of $1.15 per share, which represented a yield of 4.3% as of the end of the quarter.

I'll close with our updated outlook, starting with July adjusted net sales of approximately $315 million. For the full year, we now look for RV industry wholesale shipments to be in the range of 280,000 to 300,000 units, relative to our prior range of 315,000 to 330,000 units. We expect full-year adjusted revenue of $3.9 to $4.1 billion. And given the success of our self-help initiatives, we still anticipate an adjusted operating profit margin in the range of 7.5% to 8%. We are pleased that even in this challenging industry environment, we are able to maintain the original guided margin range. The resulting outlook range for adjusted EPS is now $8.25 to $8.75. We also continue to expect full-year CapEx in the range of $55 to $65 million.

In closing, our priorities are clear, help our customers win through differentiated innovation, exceptional quality and service, while executing with discipline across the business. Our content growth, diversified portfolio, and expanding high-margin Aftermarket platform, along with continued cost optimization, are strengthening profitability and positioning LCI to outperform across market cycles. With the commitment of our team and the trust of our customers, we are confident in our strategy and focused on delivering sustainable long-term shareholder value.

Before we kick off the Q&A portion of the call, I wanted to briefly address our previously announced merger agreement with Patrick Industries. As you would expect, we are limited to what we can say beyond the information that has already been publicly disclosed. We will remain focused on continuing to execute against our strategic priorities, while we are supporting the customary regulatory review and undertaking appropriate integration planning, subject to the applicable legal safeguards.

And with that, we would be happy to take questions.
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QUESTION AND ANSWER SECTION

Operator: Thank you. We will now begin the question-and-answer session. [Operator Instructions] Your first question today comes from the line of Scott Stember from ROTH Capital. Your line is open.
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Scott L. Stember Analyst, ROTH Capital Partners LLC	Q
Good morning, and thanks for taking my questions.
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Lillian D. Etzkorn Chief Financial Officer & Executive Vice President, LCI Industries	A
Good morning.
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John A. Sirpilla Interim Chief Executive Officer & Director, LCI Industries	A
Good morning.
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Scott L. Stember Analyst, ROTH Capital Partners LLC	Q
Before considering the proposed merger with Patrick and taking out the IEEPA tariff refunds, which you will be giving back to your customers, is there a broader program going forward of addressing affordability? Just – are you guys working with the Thors and the Winnebagos to help them bring prices down in the market? And if it is, is that baked into guidance for the remainder of this year?
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John A. Sirpilla Interim Chief Executive Officer & Director, LCI Industries	A
Scott, thank you for that question because that has been a big focus for us because our goal in cost reduction is to help stimulate and drive volume really where we all win. And so, outside of the IEEPA tariff giveback, we have really done a strong job on our self-help initiatives, whether it's through strong G&A reduction. We've had facility consolidations, five last year. We have another 8 to 10 planned at the back half of this year.

We've really worked really hard on our quality initiatives over the past 18 months, and we're really starting to see those dividends with significantly strong quality gains that are positively impacting our customers and our efficiencies. We've re-shored product procurement to look for more affordable countries for tariff mitigation. And overall, all of those coming together, we've really been able to see this impact that we could continue to drive forward to our customers.
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Scott L. Stember Analyst, ROTH Capital Partners LLC	Q
Got it. And then, moving over to the Aftermarket, you guys alluded to the wear and tear cycle starting to kick in. I know a lot of us have been waiting for that with the post-COVID jump in units and operation. Are we really starting to see that? Could we see aftermarket demand accelerate in the quarters ahead?

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John A. Sirpilla Interim Chief Executive Officer & Director, LCI Industries	A
We believe that we can see that, Scott. And being in this industry a long time, I'm very accustomed to where the Aftermarket side can drive sales, can also drive continued interest and use of vehicles for our customers and in the outdoor recreation space. So, we're confident that, that can continue to happen. We've worked hard to ensure that our new DC footprint will be able to further service all the dealers out there, anyone in the aftermarket space where we can really drive a lot of on-time deliveries to them, get the product to them quickly, so they can continue to take care of the customers that are in the market now that want to use their vehicles.
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Scott L. Stember Analyst, ROTH Capital Partners LLC	Q
Got it. And then, last question about cadence embedded in the guidance, Q3 and Q4, whether it's sales, margins, and EPS. How should we be modeling that with two quarters left?
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Lillian D. Etzkorn Chief Financial Officer & Executive Vice President, LCI Industries	A
Yeah. I'd say, Scott, as we're looking at this year, it's probably a more normal year in terms of seasonality, whereas in past years we've talked about there's anomalies going on. So, I would say just typical seasonality that you would expect. Obviously, in Q3, we have summer shutdowns. In Europe, basically they shut down for a full month, which is very typical, again just normal seasonality. And then, you get into the fourth quarter, you start to get into the holiday shutdown. So, very normal seasonal cadence as we round out the year.
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Scott L. Stember Analyst, ROTH Capital Partners LLC	Q
Got it. That's all I have. Thank you.
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Lillian D. Etzkorn Chief Financial Officer & Executive Vice President, LCI Industries	A
Great. Thank you, Scott.
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John A. Sirpilla Interim Chief Executive Officer & Director, LCI Industries	A
Thank you.
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Operator: Your next question comes from the line of Nathan Jones from Stifel. Your line is open.
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Nathan Jones Analyst, Stifel, Nicolaus & Co., Inc.	Q
Good morning. This is Andres on for Nathan Jones. I had more of a broad question on end markets and specifically aftermarket. Can you kind of talk about the dynamics at play there and what your expectations are for the year?

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Lillian D. Etzkorn Chief Financial Officer & Executive Vice President, LCI Industries	A
I'm sorry, you're cutting out a little bit. Can you restate the question again?

Nathan Jones Analyst, Stifel, Nicolaus & Co., Inc.	Q
Yeah. Can you talk about the end markets driving increased Aftermarket net sales and what your expectations are for the year?
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Lillian D. Etzkorn Chief Financial Officer & Executive Vice President, LCI Industries	A
Yeah. So, as it relates to the Aftermarket, you obviously have a few different elements that come into play. You have the – predominantly the OEM Aftermarket, so supporting our RV business. That's been going well and really what comes into play there is the service and the repair cycle. So, as units are coming out of their warranty years, entering that service and repair. One of the elements that does also impact that, frankly, are the uses of the units while they've been in service.

So, what I mean by that is if you've had a unit that every weekend somebody is camping and they're using it in essence full time, there's going to be greater wear and tear on the unit. So, you're going to have more opportunities probably to have aftermarket servicing there. Whereas if somebody is maybe a once a year type of RVer and has come into play, you're going to have probably less service or it's going to take more time for that unit to be coming into the service. So, we have definitely seen more used units being purchased is what we hear from the dealers, which does offer opportunity there.

As we think of the Aftermarket for – as it relates to the automotive side, I'd say that industry itself has been a little bit more tepid as we've moved through the year with the consumers being a little bit more sensitive to some of the affordability aspects out there and just kind of the global macros have impacted some of the consumer confidence. And I think we've seen some automotive weakness. That said, we have the benefit of gaining business, as we've talked about in prior calls, as a result of another competitor going through a bankruptcy process, and we've been able to pick up a nice amount of business from that.
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John A. Sirpilla Interim Chief Executive Officer & Director, LCI Industries	A
We've also put considerable focus on aftermarket upgrades. Innovation is a key lane that we are really strong in, and the team continues to put out products that give those consumers, as Lillian was mentioning, that are actively using their coaches, not only to look for opportunities when there is a repair needed, but when there's an upgrade. And the upgrade is the opportunity to further enhance their enjoyment in their coach and in their vehicle. And so, with that, we're going to continue on that focus, and our engineers do a great job of working with our teams on driving innovation.
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Nathan Jones Analyst, Stifel, Nicolaus & Co., Inc.	Q
That's very helpful. Brings me to my next question, actually. Can we talk a little bit about the pricing dynamics in the market, given kind of a relatively soft demand and the company's ability to pass through higher costs? Generally, do you see easier to pass on price when it comes to the Aftermarket business? Are you seeing that currently?

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Lillian D. Etzkorn Chief Financial Officer & Executive Vice President, LCI Industries	A
No, what I would say as it relates to pricing, so, first maybe more of a broad statement is, unlike other industries, we don't participate in just pricing for the sake of pricing. Generally, if we are taking pricing, it's because the input costs have gone up notably with commodity costs. So, as an example, when I look at steel and aluminum, which are our primary commodities that we use in our products, aluminum is up 80% year-over-year. Steel has been up about 20% year-over-year. They've been stabilizing a bit, but they're definitely up.

Those types of costs are on index pricing with our customers. So, we pass that along when there are increases. At the same time, as you saw us several years ago, as the cost came down for those commodities, we also passed that through. So, really, our approach and our philosophy with pricing is not to just pass on pricing for the sake of pricing. It really is as it's relating to those input costs, really predominantly those commodities. Aftermarket operates similar, in terms of, again, it's not opportunistic pricing. It really is related to the costs and the input costs of our products.
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John A. Sirpilla Interim Chief Executive Officer & Director, LCI Industries	A
And as Lillian mentioned, with aluminum, steel as examples, they have leveled off, but unfortunately, they've leveled off at a higher level. So, that puts more pressure on us to look at our cost focus because really cost volatility today really no longer exists in the index-driven areas alone. The real movers are tariffs and trades and trade policy, energy cost, geopolitical issues, freight, and demand uncertainty.

So, when we take all of that in, our team needs to work harder, which they have done. Our procurement team's done an outstanding job, as I mentioned before, looking to very creative sourcing solutions to re-shore products from different locations. And so, commodities, of course, are an impact to us, but there's just so many factors in play that I'm proud of what the group has done to help mitigate those costs.
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Nathan Jones Analyst, Stifel, Nicolaus & Co., Inc.	Q
Thank you for answering my questions. I'll get back in the queue.
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Operator: Your next question comes from the line of Joe Altobello from Raymond James. Your line is open.
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Joseph Altobello Analyst, Raymond James & Associates, Inc.	Q
Thanks, good morning. Want to start on the Aftermarket. You guys talked about a couple of different cross-currents going on, obviously gaining share from a competitor bankruptcy. Also, the RV space moving – a lot of RVs moving into repair cycle, for example. Should we start to think about that business as more of a steady state, high-single, low-double digit grower?
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Lillian D. Etzkorn Chief Financial Officer & Executive Vice President, LCI Industries	A
Yeah. No, I think we have been seeing that type of growth recently, and I think that is as we look forward, I would expect to continue to see those levels of growth. That really is one of the areas of the business, I think from putting aside the cyclical nature and where we are right now in the RV industry, that obviously will be recovering. But what I'd say from a just organic growth and continuing to grow a part of our business, Aftermarket continues to be, I'd say, a bright spot for us as we look towards the future. Both the opportunities in the RV side from the repair/replacement cycle, the upfitting cycle, as Johnny was talking, and the automotive aftermarket, I think will continue to grow nicely for us on the top line.

I think the other important element to highlight there because we've been talking in the past few quarters of some of the headwinds from a profitability perspective from the Aftermarket business. As you know, we've been investing in the business for the infrastructure with the distribution centers. We've also – we're in the process of standing up a new facility down in Texas to support the Ranch Hand brand. So, there's been – there's been a number of investments that we've put into the Aftermarket business that will also start realizing the improved margins as those investments taper off and we start realizing business.
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John A. Sirpilla Interim Chief Executive Officer & Director, LCI Industries	A
With our investment that we've had, Joe, when we look at Texas, we look at the opportunity there, consolidating facilities, opening really a new beautiful facility that we are going to be able to double our capacity for the future for the Ranch Hand products. That is a strong investment into Aftermarket. When we look at the wins that we've had just in model year change earlier this year in the last 60 days or so, we have $140 million of new business awarded to us. That's on an annual run rate.

And every time that we get that new business and our customers continue to choose us for our innovation and for our brands, that also boosts our opportunity in the Aftermarket for any replacement or repair needs on those products that we've gotten into the market. So, with that, we're going to continue on that path. When we look at the Furrion brand and the opportunities in the industry on the Furrion Chill AC, the team's done a really strong job with getting that stronger in the market as well. And so, again, those opportunities for increased Aftermarket is there for us.
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Joseph Altobello Analyst, Raymond James & Associates, Inc.	Q
Got it. Very helpful. Just moving on to the margin outlook, you maintained it obviously with roughly $250 million of lower – of revenue guidance here. What's the offset that's helping you maintain that margin? And is it more OEM or more aftermarket?
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Lillian D. Etzkorn Chief Financial Officer & Executive Vice President, LCI Industries	A
Yeah. What I would say as it relates to the margin is the team has been doing an outstanding job, call it over the last 18 months, of really executing hard on the self-help initiative that we needed to be focused on. That includes overhead reductions, indirect spend improvements, lower G&A, really just dialing in our cost structure and how we're able to execute. And one of the things in – and I know this quarter is a little bit more complicated because of the various moving pieces.

But one of the things when you cut through the noise in terms of margin improvement from the self-help actions that we've done, there was actually 160 basis points year-over-year from the self-help. And it's because of that, frankly, that gives me the confidence as we go forward, despite the tepid top line outlook because of lighter industry. I have that confidence that we'll continue to be able to execute and deliver that margin consistent with where we thought we would be when we started the year and put it out initially.
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John A. Sirpilla Interim Chief Executive Officer & Director, LCI Industries	A
As I said earlier as well, Dan, that we've always done a great job on innovation. That's a strength of ours. But in this past year, we've really refocused innovation, and let's call it 50% of our time is really looked at value analysis and engineering work where we are taking engineering initiatives to really reduce cost and so – apologies, Dan, I meant to say Joe.

But when we look at that, that improvement that we're doing there in working on getting costs down, then taking the other half of our time in innovation, really look at customer experience. So, it's that combination of customer experience and bringing costs down that has really helped to hit the bottom line.
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Joseph Altobello Analyst, Raymond James & Associates, Inc.	Q
Yeah. Just one last one for me. Will there be additional IEEPA refund pass-through in the second half?
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Lillian D. Etzkorn Chief Financial Officer & Executive Vice President, LCI Industries	A
So, in terms of receipt of the tariff refunds, yes, there will likely be some continued receipts. But with the accounting treatment that we've chosen basically, we've accounted for everything that we'd expect – that we expect to receive back. It's a matter of when the cash actually arrives, and then when the cash arrives, we're able to then turn it around and refund it back to the customers.

So, from a cash basis, it really is as the tariff cash comes in, we'll get that back to our customers on the pass-through as we've talked about. But from an accounting perspective, we have fully accounted for anticipated tariff activity in the second quarter financials.
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Joseph Altobello Analyst, Raymond James & Associates, Inc.	Q
Okay. Thank you.
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Lillian D. Etzkorn Chief Financial Officer & Executive Vice President, LCI Industries	A
Of course.
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Operator: Your next question comes from the line of Dan Moore from CJS Securities. Your line is open.
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Peter Lukas Analyst, CJS Securities, Inc.	Q
Hi, good morning. It's Pete Lukas for Dan. You covered most of my questions. Just, I guess, a bigger picture question in terms of retail demand. Obviously, lots of headwinds, interest rates, inflation, oil prices. But just kind of wanted to get your thoughts. Is it simply that we pulled forward so many units during the pandemic and still working through that or other factors in your mind impacting – the biggest factors, I should say, impacting demand at the current stage?
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John A. Sirpilla Interim Chief Executive Officer & Director, LCI Industries	A
There is, of course, you could say the tail on the adjustment from when the market was flooded at COVID. But we've done a better job. Our customers, the OEMs have done a great job on production watching that, and the dealers have done a really nice job managing their inventory levels. And so, when you look out in the marketplace today and see at the dealer level 18 to 20 weeks of inventory in the field, we think that's really responsible at this time of the year. It's putting them in a really good position in the back half of the year for them to see what's going to happen here at Open House, which happens towards the end of September, and then be in a better position to stock up for Q1 and Q2 of 2027.
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Peter Lukas Analyst, CJS Securities, Inc.	Q
Very helpful. That's it for me. Thanks.
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Operator: Your next question comes from the line of Tristan Thomas-Martin from BMO Capital Markets. Your line is open.
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Tristan M. Thomas-Martin Analyst, BMO Capital Markets Corp.	Q
Hey, good morning.
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John A. Sirpilla Interim Chief Executive Officer & Director, LCI Industries	A
Good morning, Tristan.
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Tristan M. Thomas-Martin Analyst, BMO Capital Markets Corp.	Q
Did you update your retail expectation for calendar 2026?
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Lillian D. Etzkorn Chief Financial Officer & Executive Vice President, LCI Industries	A
We did not put that out there. But what I would say from a retail perspective, we'd expect it a little bit higher than the wholesale. What we're hearing in talking to the dealers is that they're looking to continue to keep their inventories at a healthy range. So, not necessarily replenishing unit for unit with the retail.
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John A. Sirpilla Interim Chief Executive Officer & Director, LCI Industries	A
But seeing retail outpace wholesale, even by a small margin, puts us in a better position than we've seen traditionally over the past year.
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Tristan M. Thomas-Martin Analyst, BMO Capital Markets Corp.	Q
Okay. And then, just kind of curious with the model year 2027 release. Do you see any OEMs maybe trade down the product cycle kind of going for maybe a good product from better or best? Thank you.
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John A. Sirpilla Interim Chief Executive Officer & Director, LCI Industries	A
We have seen some shift there. Of course, entry-level product is always a focus to ensure that we get new people coming into the market. But where we have seen in some parts of the business, for example, in Marine, mid-to high-end products, wholesaling and retailing better, and that really for us is a strong thing because our product content is so much stronger in those price points. And whether it's windshields or power biminis, arches, high-end furniture, Lewmar, all of that is a good opportunity for us to be better represented in that price point.
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Tristan M. Thomas-Martin Analyst, BMO Capital Markets Corp.	Q
Great. Thank you.
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John A. Sirpilla Interim Chief Executive Officer & Director, LCI Industries	A
Thank you.
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Operator: [Operator Instructions] Your next question comes from the line of Alice Wycklendt from Baird. Your line is open.
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Alice Linn Wycklendt Analyst, Robert W. Baird & Co., Inc.	Q
Yeah, good morning. Thanks for taking my questions. Just kind of back on that topic of affordability and pricing. Do you have any sense for where model year 2027 pricing is shaking out on kind of a like-for-like unit basis?
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John A. Sirpilla Interim Chief Executive Officer & Director, LCI Industries	A
I think you're going to see it up just a bit, which doesn't surprise us at this point with all that's been going on in the market. But there's been good mitigation to the best of everyone's ability. So, I don't see it in my early thoughts right now to feel that it's significant.
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Alice Linn Wycklendt Analyst, Robert W. Baird & Co., Inc.	Q
Great. And then, maybe can you just provide an update on what's going on in your international end markets?
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Lillian D. Etzkorn Chief Financial Officer & Executive Vice President, LCI Industries	A
Yeah. I'd say we've been seeing pretty consistent with Europe is what we're seeing here in North America. I'd say saying that we don't think – they've not been impacted quite as significantly as what we've seen here in the North American markets. I think overall the team is performing well there. I think we're continuing to see steady growth, I would characterize it as. So, it's – there's still some softness overall, which is not inconsistent with what we're seeing here, but it's not to the magnitude that we're seeing in the US.
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Alice Linn Wycklendt Analyst, Robert W. Baird & Co., Inc.	Q
Great. And then, one more from me. Is there any way to frame your exposure to the Housing Act that changed requirements for manufactured housing chassis? Not sure it's material, but we've had a few questions about it.

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Lillian D. Etzkorn Chief Financial Officer & Executive Vice President, LCI Industries	A
Yeah. I'd say it really comes to the materiality question. That really is a fairly small part of our business. So, not material at all for us in the scheme of things. It is something that we're continuing to monitor just as we're supporting customers in the overall marketplace, but immaterial in terms of our results.
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Alice Linn Wycklendt Analyst, Robert W. Baird & Co., Inc.	Q
Great. Thanks. That's it for me.
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John A. Sirpilla Interim Chief Executive Officer & Director, LCI Industries	A
Thank you, Alice.
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Operator: Your next question comes from the line of Bret Jordan from Jefferies. Your line is open.
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Patrick Buckley Analyst, Jefferies LLC	Q
Hey, good morning, guys. This is Patrick Buckley on for Bret. Thanks for taking our questions.
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Lillian D. Etzkorn Chief Financial Officer & Executive Vice President, LCI Industries	A
Hi, Patrick.
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Patrick Buckley Analyst, Jefferies LLC	Q
On the merger from where you're seeing things today, what are you seeing as the greatest regulatory risks on the deal and what has been the initial response from your peers and partners across the industry?
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Lillian D. Etzkorn Chief Financial Officer & Executive Vice President, LCI Industries	A
Yeah. I think, Patrick, as I indicated before kicking off the Q&A, we're not going to be talking about the merger on today's call just as we're going through our regulatory filings and preparing the proxy. I think we'll be in a better position to talk to you and everybody about the status once we get the proxy out, which will be later.
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Patrick Buckley Analyst, Jefferies LLC	Q
Got it. Makes sense. Just wanted to try. And then, I guess, as a follow-up here...

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Lillian D. Etzkorn Chief Financial Officer & Executive Vice President, LCI Industries	A
Good try.
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Patrick Buckley Analyst, Jefferies LLC	Q
...on the Aftermarket side.
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John A. Sirpilla Interim Chief Executive Officer & Director, LCI Industries	A
[ph] Well tried (00:41:18).
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Patrick Buckley Analyst, Jefferies LLC	Q
Is there any profitability or sales difference when you compare sales related to a used RV unit moving to a new owner versus existing owners that are investing in their current unit and performing maintenance?
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John A. Sirpilla Interim Chief Executive Officer & Director, LCI Industries	A
Well, there's always the opportunity when you look at somebody buying a used coach, they might be investing in that unit that the previous owner did not further invest in and take care of their unit. So, we like to see those people with enthusiasm come into the market. There's, of course, a better price point opportunity for them when they're buying used. And so, you see that enthusiasm and seeing people want to upgrade and maybe some of the flaws in the coach that the previous owner was willing to accept, the new owner wants to make that change. And so, that's a space that we enjoy then keeping them enthused, and it's our job to keep them in the market then.
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Patrick Buckley Analyst, Jefferies LLC	Q
Great. That's all from us. Thanks, guys.
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John A. Sirpilla Interim Chief Executive Officer & Director, LCI Industries	A
All right. Thank you.
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Operator: And that concludes our question-and-answer session. I will now turn the call back over to Johnny Sirpilla for closing comments.
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John A. Sirpilla
Interim Chief Executive Officer & Director, LCI Industries

Well, thank you, Rob. Thank you for everyone being on the call today. We appreciate your continued interest in LCI Industries. And please don't hesitate to reach out if you should have any other further questions, and we look forward to providing another update to you in the next quarter. And also, again, just have to thank our team here, the amazing colleagues that I have and team members for welcoming me in and allowing me to serve in this capacity. It's truly an honor. Thank you.
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Operator: This concludes today's conference call. Thank you for your participation. You may now disconnect.

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Forward-Looking Statements

Information in this communication, other than statements of historical facts, may constitute forward-looking statements, for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties. These statements include, but are not limited to, statements about the benefits of the proposed transaction between the Company and Patrick Industries (“Patrick”), including future financial and operating results (including the anticipated impact of the transaction on the Company’s and Patrick’s respective earnings), statements related to the expected timing of the transaction, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “targets,” “scheduled,” “plans,” “intends,” “goal,” “anticipates,” “expects,” “believes,” “forecasts,” “outlook,” “estimates,” “potential,” or “continue” or negatives of such terms or other comparable terminology, but not all forward-looking statements include such identifying terminology.

Forward-looking statements, including, without limitation, those relating to production levels, future business prospects, net sales, expenses and income (loss), capital expenditures, tax rate, cash flow, financial condition, liquidity, covenant compliance, retail and wholesale demand, integration of acquisitions, R&D investments, commodity prices, addressable markets, and industry trends, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company's senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, the impacts of future pandemics, geopolitical tensions, armed conflicts, or natural disasters on the global economy and on the Company's customers, suppliers, employees, business and cash flows, pricing pressures due to domestic and foreign competition, costs and availability of, and tariffs on, raw materials (particularly steel and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of production facilities and labor, team member benefits, team member retention, realization and impact of expansion plans, efficiency improvements and cost reductions, the disruption of business resulting from natural disasters or other unforeseen events, the successful entry into new markets, the costs of compliance with environmental laws, laws of foreign jurisdictions in which we operate, other operational and financial risks related to conducting business internationally, and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, warranty and product liability claims or product recalls, interest rates, oil and gasoline prices, and availability, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, and in the Company's subsequent filings with the Securities and Exchange Commission. Readers of this press release are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.